Exhibit 99.1

Nemaura Medical Inc. Receives Positive Nasdaq Listing Decision

Loughborough, UK, December 13, 2023 (GLOBE NEWSWIRE) – Nemaura Medical Inc. (NASDAQ: NMRD) (“Nemaura Medical” or the “Company”), developer of a daily wear non-invasive glucose sensor, and digital healthcare programs is pleased to announce that the Nasdaq Hearings Panel granted the Company’s request for continued listing pursuant to an exception, including certain interim milestones, that ultimately expires on April 1st, 2024, to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market.

The Company plans to continue with its commercial endeavours while pursuing its plans to ensure timely compliance with the terms of the Nasdaq Hearing Panel’s decision.

About Nemaura Medical, Inc.

Nemaura Medical, Inc. is a medical technology company developing and wearable diagnostic devices. The company is currently commercializing sugarBEAT® and proBEAT™. sugarBEAT®, a CE mark approved Class IIb medical device, is a non-invasive and flexible continuous glucose monitor (CGM) providing actionable insights derived from real time glucose measurements and daily glucose trend data, which may help people with diabetes and pre-diabetes to better manage, reverse, and prevent the onset of diabetes. Nemaura Medical has submitted a proposal for a Modular PMA (Premarket Approval Application) application for sugarBEAT® to the U.S. FDA, for its generation II, 24 hour sensor. proBEAT™ is a non-regulated version of sugarBEAT which combines non-invasive glucose data processed using artificial intelligence and a digital healthcare subscription service as a general wellness product as part of its BEAT®diabetes program.

Additionally, Nemaura Medical launched a beta trial of Miboko, a metabolic health and well-being program using a non-invasive glucose sensor along with an AI mobile application that helps a user understand how certain foods and lifestyle habits can impact one’s overall metabolic health and well-being. Nemaura Medical believes that up to half the population could benefit from a sensor and program that monitors metabolic health and well-being.

The Company sits at the intersection of the global Type 2 diabetes market that is expected to reach nearly $59 billion by 2025, the $50+ billion pre-diabetic market, and the wearable health-tech sector for weight loss and wellness applications that is estimated to reach $60 billion by 2023.

For more information, please visit www.NemauraMedical.com.

Cautionary Statement Regarding Forward-Looking Statements:

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, the launch of proBEAT™ in the U.S., risks related to regulatory status and the failure of future development and preliminary marketing efforts, Nemaura Medical’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura Medical and its partners’ ability to develop, market and sell proBEAT™, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to both proBEAT™ digital health, and sugarBEAT®. There can be no assurance that the company will be able to reach a part of or any of the global market for CGM with its products/services. The U.S. Food and Drug Administration (the “FDA”) reserves the right to re-evaluate its decision that proBEAT™ qualifies as a general wellness product should it become aware of any issues such as skin irritation or other adverse events from the device, as well as any misuse impacting patient safety, and any other reason as the FDA may see fit at its discretion to determine the product does not fit the definition of a general wellness product. These and other risks and uncertainties are identified and described in more detail in Nemaura Medical’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the most recently completed fiscal year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, each as may be amended from time to time. Nemaura Medical undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations Contact:

IR@NemauraMedical.com